Exhibit 99.1

PRESS RELEASE

Open Text Reports Third Quarter 2007 Financial Results

Company Achieves Strong Cash Flow, Accelerates Debt Payment

Waterloo, ON – May 2, 2007 – Open Text™ Corporation (NASDAQ:OTEX) (TSX:OTC), a leading provider of Enterprise Content Management (ECM) software, today reported unaudited financial results for its third quarter that ended March 31, 2007. (1)

Total revenue for the third quarter was $156.1 million, compared to $100.9 million for the same period in the prior fiscal year. License revenue in the third quarter was $43.0 million, compared to $28.4 million for the same period in the prior fiscal year. (2)

Adjusted net income in the quarter was $17.5 million or $0.34 per share on a diluted basis, compared to $13.7 million or $0.27 per share on a diluted basis for the same period in the prior fiscal year. Net income in accordance with U.S. generally accepted accounting principles (“US GAAP”) was $3.9 million or $0.08 per share on a diluted basis, compared to $7.3 million or $0.15 per share on a diluted basis for the same period in the prior fiscal year. (3)

Cash, cash equivalents and short-term investments as of March 31, 2007 was $159.7 million, compared to $124.4 million as of December 31, 2006. Accounts receivable at the end of the third quarter totaled $113.7 million, compared to $114.1 million in the prior quarter. Days Sales Outstanding (DSO) was 66 days at the end of the third quarter of fiscal 2007, compared to 67 days as of March 31, 2006.

Operating cash flow in the third quarter of fiscal 2007 was $41.3 million compared to $28.7 million in the third quarter of fiscal 2006.

“We met our operating goals and generated strong cash flow. The Hummingbird integration is for the most part complete, and I continue to be pleased with the positive response from our customers and the synergies we are realizing from our employees and products,” said John Shackleton, President and Chief Executive Officer of Open Text.

“The Company plans to make an additional debt repayment of $30 million. Planning for future lump sum debt repayments will be reviewed on a periodic basis,” said Paul McFeeters, Chief Financial Officer of Open Text.

SAP Resells Open Text’s Livelink ECM

Earlier today SAP® and Open Text jointly announced that SAP is reselling solutions from Open Text. Based on Open Text’s market-leading Livelink ECM solutions, SAP will resell applications marketed under the names “SAP Archiving by Open Text” and “SAP Document Access by Open Text.” Adding powerful capabilities for secure, long-term archiving, Open Text’s solutions complement the existing document management capabilities of SAP applications helping customers increase business process efficiency, reduce risks and ensure compliance with government regulations. Available today, the archiving and document access applications are targeted toward the financial services industry as well as public sector organizations, healthcare companies and other service organizations.

For more details, please see the press release at: http://www.opentext.com/news/pr.html?id=1879.

Share Buyback

Open Text also announced it has initiated a filing to potentially purchase Common Shares over the next 12 months. Open Text may choose to repurchase up to an aggregate of 2,494,053 Common Shares on the Nasdaq National Market, which represents 5% of the issued and outstanding shares, and has filed a notice of its intention to commence an open market repurchase program with applicable Canadian Securities Regulators. Purchases would occur on or after May 7, 2007. As of April 30, 2007, Open Text had 49,881,068 issued and outstanding Common Shares.

Teleconference Call

Open Text will host a conference call on May 2, 2007 at 5:00 p.m. ET to discuss the final financial results of its third quarter.

Date:	Wednesday, May 2, 2007
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning May 2, 2007 at 7:00 p.m. ET through 11:59 p.m. on May 16, 2007 and can be accessed by dialing 416-640-1917 and using pass code 21225309#.

For more information or to listen to the call via Web cast, please use the following link:

http://www.opentext.com/investor/investor_events/index.html

About Open Text

Open Text™ is the world’s largest independent provider of Enterprise Content Management software. The Company’s solutions manage information for all types of business, compliance and industry requirements in the world’s largest companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers and millions of users in 114 countries and 12 languages. For more information about Open Text, visit www.opentext.com.

# # #

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 – This press release contains forward-looking statements, including statements about the financial conditions, results of operations and earnings and revenue outlook for Open Text Corporation (“Open Text” or “the Company”). Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The results included in this press release are unaudited and therefore are deemed to be forward-looking statements. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: (i) the future performance, financial and otherwise, of Open Text; (ii) the ability of Open Text to bring new products to market and to increase profits; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; and (viii) the demand for the Company’s product and the extent of deployment of the Company’s products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (viii) the continuous commitment of the Company’s customers; (ix) demand for the Company’s products; and (x) other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended June 30, 2006. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Notes

(1) Based on comparison of historic revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2) In addition to these GAAP and adjusted results the Company has provided financial information that adds-back maintenance revenue eliminated due to the impact of purchase accounting entries on deferred revenue and the impact of interest expense. Management believes that the furnishing of these adjustments provide a consistent basis for comparison between quarters and help to more accurately reflect Open Text’s underlying operating results.

Three months ended March 31, 2007
GAAP Revenue	$156.1
Maintenance revenue adjustment for purchase accounting	3.5

Non-GAAP revenue	$159.6

Adjusted Income	$17.5
Maintenance revenue adjustment for purchase accounting	3.5
Net Interest Expense	7.6
Income tax effect (@ 32%)	(3.5)

Non-GAAP net income	$25.1

Adjusted EPS—Diluted	$0.34
Non GAAP Adjustments (net of tax)
—Maintenance	0.05
—Interest	0.10

Non-GAAP EPS	$0.49

(3)	Use of US Non-GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning; and as a result, the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus, it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS, both in its reconciliation to US GAAP net income and EPS and in its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (expense), share-based compensation and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, restructuring costs, other income/expense, share-based compensation and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses. The provision of supplemental non-US GAAP measures is a useful indication of Open Text’s performance or expected performance of recurring operations and it facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release. The following charts provide an unaudited reconciliation of US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the quarters ended March 31, 2007 and 2006:

	Three months ended March 31, 2007	Three months ended March 31, 2006
GAAP based “Net Income”	$3.9	$7.3
Special Charges/(recovery)	0.9	(0.6)
Amortization of intangibles	17.8	7.0
Other (Income)/Expense	0.1	1.6
Share-based compensation	1.3	1.1
Tax Impact on Above	(6.5)	(2.7)
Non-GAAP based “Adjusted Net Income”	$17.5	$13.7

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS (calculated on a diluted basis) for the quarters ended March 31, 2007 and 2006:

	Three months ended March 31, 2007	Three months ended March 31, 2006
GAAP based “Net Income”	$0.08	$0.15
Special Charges/(recovery)	0.02	(0.01)
Amortization of intangibles	0.35	0.14
Other (Income)/Expense	0.00	0.03
Share-based compensation	0.03	0.02
Tax Impact on Above	(0.14)	(0.06)
Non-GAAP based “Adjusted Net Income”	$0.34	$0.27

For more information, please contact:

Paul McFeeters

Chief Financial Officer

Open Text Corporation

+1-905-762-6121

pmcfeeters@opentext.com

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

	March 31, 2007	June 30, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$159,683	$107,354
Accounts receivable trade, net of allowance for doubtful accounts of $1,959 as of March 31, 2007 and $2,736 as of June 30, 2006	113,737	75,016
Income taxes recoverable	—	11,924
Prepaid expenses and other current assets	12,262	8,401
Deferred tax assets	25,122	28,724

Total current assets	310,804	231,419
Investments in marketable securities	—	21,025
Capital assets	45,361	41,262
Goodwill	526,636	235,523
Acquired intangible assets	362,115	102,326
Deferred tax assets	53,562	37,185
Other assets	9,318	2,353

	$1,307,796	$671,093

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$99,187	$62,535
Current portion of long-term debt	4,305	405
Deferred revenues	142,771	74,687
Income taxes payable	22,192	—
Deferred tax liabilities	5,790	12,183

Total current liabilities	274,245	149,810
Long-term liabilities:
Accrued liabilities	18,880	21,121
Long-term debt	396,334	12,963
Deferred revenues	4,051	3,534
Deferred tax liabilities	107,928	19,490

Total long-term liabilities	527,193	57,108
Minority interest	6,299	5,804
Shareholders’ equity:
Share capital
49,810,068 and 48,935,042 Common Shares issued and outstanding at March 31 2007 and June 30, 2006, respectively; Authorized Common Shares: unlimited	423,381	414,475
Additional paid-in capital	33,626	28,367
Accumulated other comprehensive income	56,746	42,654
Accumulated deficit	(13,694)	(27,125)

Total shareholders’ equity	500,059	458,371

	$1,307,796	$671,093

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands of U.S. dollars, except per share data)

	Three months ended March 31,		Nine months ended March 31,
	2007	2006	2007	2006
Revenues:
License	$43,032	$28,415	$123,282	$90,489
Customer support	79,042	45,966	205,352	136,656
Service	33,978	26,545	91,834	77,182

Total revenues	156,052	100,926	420,468	304,327
Cost of revenues:
License	3,515	3,900	9,637	8,099
Customer support	12,431	7,103	31,821	21,595
Service	28,042	19,840	77,012	61,848
Amortization of acquired technology intangible assets	10,433	4,730	25,675	14,013

Total cost of revenues	54,421	35,573	144,145	105,555

	101,631	65,353	276,323	198,772
Operating expenses:
Research and development	21,176	14,153	57,950	44,824
Sales and marketing	39,069	24,677	107,450	78,562
General and administrative	15,947	11,210	43,688	33,298
Depreciation	3,626	2,694	10,525	8,034
Amortization of acquired intangible assets	7,396	2,298	17,147	6,825
Special charges (recovery)	878	(557)	5,253	26,347

Total operating expenses	88,092	54,475	242,013	197,890

Income from operations	13,539	10,878	34,310	882
Other income (expense)	(98)	(1,554)	604	(3,318)
Interest income (expense), net	(7,550)	685	(14,670)	1,001

Income (loss) before income taxes	5,891	10,009	20,244	(1,435)
Provision for income taxes	1,914	2,558	6,421	928

Net income (loss) before minority interest	3,977	7,451	13,823	(2,363)
Minority interest	124	129	392	462

Net income (loss) for the period	$3,853	$7,322	$13,431	$(2,825)

Net income (loss) per share—basic	$0.08	$0.15	$0.27	$(0.06)

Net income (loss) per share—diluted	$0.08	$0.15	$0.26	$(0.06)

Weighted average number of Common Shares outstanding
Basic	49,490	48,762	49,203	48,590

Diluted	51,134	50,260	50,703	48,590

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

	Three months ended March 31,		Nine months ended March 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income (loss) for the period	$3,853	$7,322	$13,431	$(2,825)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	21,455	9,722	53,347	28,872
Share-based compensation expense	1,261	1,143	3,861	3,886
Undistributed earnings related to minority interest	124	129	392	462
Amortization of debt issuance costs	274	—	531	—
Unrealized loss on financial instruments	364	—	576	—
Deferred taxes	(14,270)	2,272	(23,194)	(3,773)
Impairment of capital assets	—	150	—	3,817
Changes in operating assets and liabilities:
Accounts receivable	3,550	3,360	27,047	8,826
Prepaid expenses and other current assets	(212)	379	682	(549)
Income taxes	1,173	(110)	(3,381)	(1,823)
Accounts payable and accrued liabilities	(4,777)	(12,647)	(9,690)	(1,300)
Deferred revenue	28,326	16,554	14,889	7,350
Other assets	221	425	3,916	2,428

Net cash provided by operating activities	41,342	28,699	82,407	45,371

Cash flows from investing activities:
Acquisition of capital assets	(729)	(2,729)	(4,620)	(16,826)
Additional purchase consideration for prior period acquisitions	—	—	(856)	(3,369)
Purchase of IXOS, net of cash acquired	(219)	(423)	(1,086)	(4,651)
Purchase of Hummingbird, net of cash acquired	—	—	(384,761)	—
Purchase of Momentum, net of cash acquired	(4,076)	—	(4,076)	—
Investments in marketable securities	—	—	(829)	—
Acquisition related costs	(8,049)	(1,750)	(28,249)	(3,594)

Net cash used in investing activities	(13,073)	(4,902)	(424,477)	(28,440)

Cash flows from financing activities:
Excess tax benefits on share-based compensation expense	381	159	1,122	803
Proceeds from issuance of Common Shares	6,365	1,567	8,829	3,452
Repayment of long-term debt	(1,071)	(61)	(2,244)	(61)
Proceeds from long-term debt	—	—	390,000	12,928
Debt issuance costs	—	—	(7,433)	—

Net cash provided by financing activities	5,675	1,665	390,274	17,122

Foreign exchange gain (loss) on cash held in foreign currencies	1,338	1,025	4,125	(463)

Increase in cash and cash equivalents, during the period	35,282	26,487	52,329	33,590
Cash and cash equivalents at beginning of period	124,401	87,001	107,354	79,898

Cash and cash equivalents at end of period	$159,683	$113,488	$159,683	$113,488